UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2013

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On July 18, 2013, LSB Industries, Inc. (the “Company” or “we”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing the Company’s intention to offer and sell, in a private placement to eligible purchasers, $400 million in aggregate principal amount of senior unsecured notes due 2021 (the “Notes”), subject to market and other conditions. In connection with the private offering the Company intends to disclose certain information to prospective investors in the form of an Investor Presentation. Pursuant to Regulation FD, the Company is furnishing the Investor Presentation as Exhibit 99.2 to this Current Report of Form 8-K, which lists or discusses, among other things, certain additional disclosures about the Company not previously disclosed and is attached hereto and incorporated herein by reference.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered. The securities to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

In connection with the private offering of the Notes, the Company is disclosing the following, most of which is included in Exhibit 99.2:

•	The backlog of the Climate Control Business was approximately $52.6 million and $59.0 million as of May 31 and April 30, 2013, respectively.

•

We have identified several strategic initiatives which we believe will drive increased sales growth and profitability. We also intend to further develop relationships with large industrial customers in our Chemical business, which we believe will create opportunities to drive increased product demand, particularly given the contracted nature of that segment of our business.

•	Thirteen customers (including their affiliates), primarily relating to the Chemical Business, accounted for approximately 37% of our total net receivables at March 31, 2013.

•	Climate Control Business’ products sales should outgrow broader markets.

•

During the first half of 2013, certain of our chemical facilities continued to have planned and unplanned downtime as a result of certain maintenance and equipment issues. As an example, after the Pryor facility resumed operations in April 2013, certain of its operations were out of production periodically during May, June and July 2013 for equipment repairs or maintenance.

•

We are currently building an ammonia plant at our El Dorado, Arkansas facility which will allow us to further reduce our cost position by using natural gas as the primary feedstock at that facility, which currently uses purchased ammonia as its feedstock. Given the potential for significant cost savings at the El Dorado facility, we currently estimate we will achieve a five-year payback period on the approximately $250.0 million investment in the ammonia plant.

•

During the later part of the second quarter of 2013 we negotiated an oral global agreement in principle with the EPA/DOJ to settle certain issues relating to the Clean Air Act. Settlement of this matter is subject to the parties entering into definitive settlement agreements and consent decrees and such being finalized after the notice and comment period. The proposed oral agreement in principle provides, among other things, the following: all of our Chemical Business’ nitric acid plants are to achieve certain emission rates within a certain time period for each plant. In order to achieve these emission rates, six of our Chemical Business’ eight nitric acid plants will require additional pollution control technology equipment to achieve the emission rates agreed upon. We have already completed necessary modifications at two of our Chemical Business’ existing nitric acid plants. The cost of the necessary pollution control equipment is estimated to range from $2.0 million to $3.0 million for each of the remaining six nitric acid plants; our Chemical Business will provide a reforestation mitigation project that is unrelated to our emissions or activities and will not be located at one of our plant sites, which we estimate will cost approximately $150,000; and a civil penalty to be paid by our Chemical Business in the amount of $725,000.

•

By letter dated April 19, 2013, the Oklahoma Department of Environmental Quality (“ODEQ”) identified 14 issues of alleged non-compliance and concern from the evaluation relating to federal and state air quality regulations. On July 2, 2013, a settlement was reached to resolve the allegations of the April 19, 2013, letter. Three of the violations were already resolved through the global settlement with the EPA/DOJ discussed above, and ODEQ agreed to resolve the remaining 11 violations for $100,000 (which amount is included in the $725,000 civil penalty discussed above), with the settlement being addressed as an addition to the global settlement discussed above.

•

We renewed one of our union agreements in July 2013 for a term of five years, and we expect to negotiate renewals in connection with two additional agreements which expire in October 2013 and November 2013.

•

Each of the named executive officers of the Company received a bonus in 2013 based on results for 2012 performance in the amount of $150,000, except such bonus for David M. Shear was $140,000 and for Steven J. Golsen was $112,000.

•

The Company expects to receive significant proceeds in connection with its insurance claims relating to its claims involving the El Dorado and Cherokee facilities, and has received from its insurance company approximately $65 million to date.

•

During April 2013, an explosion and fire occurred at the West Fertilizer Co. (“West Fertilizer”), located in West, Texas, causing death, bodily injury and substantial property damage. West Fertilizer is not owned or controlled by the Company, but West Fertilizer had been a customer of El Dorado Chemical Company (“EDC”), purchasing ammonium nitrate from EDC from time to time. The Company and EDC have received letters from counsel purporting to represent subrogated insurance carriers, personal injury claimants and persons who suffered property damages informing them that their clients are conducting investigations into the cause of the explosion and fire to determine, among other things, whether ammonium nitrate manufactured by EDC and supplied to West Fertilizer was stored at West Fertilizer at the time of the explosion and, if so, whether such ammonium nitrate may have been one of the contributing factors of the explosion. Other manufacturers of ammonium nitrate also supplied ammonium nitrate to West Fertilizer. The lawsuits that have been filed as of the date hereof name West Fertilizer and another supplier of ammonium nitrate as defendants, but neither EDC nor the Company have been named in any of these suits. At this time, EDC does not believe that its product was in storage at West Fertilizer at the time of the explosion. Furthermore, EDC does not believe that its product would have been a contributing factor in the explosion even if it had been stored at West Fertilizer at the time of the explosion. EDC has retained a firm specializing in cause and origin investigations, with particular experience with fertilizer facilities, to assist it in its own investigation. The Company and EDC have placed its liability insurance carrier on notice of this matter, which policies have aggregate limits of general liability totaling approximately $100 million, with a self-insured retention of $250,000.

The information contained in this Item 7.01 and Item 9.01 of this Form 8-K and the Exhibits attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference to this Item 7.01 or Item 9.01 in such filing.

Some of the statements contained in this report and the exhibit attached hereto contain certain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Statements that include the words such as “strategy,” “experts,” “believes,” “estimates,” “intends,” “projects,” “goals,” “targets,” and similar statements identify forward-looking statements. Forward-looking statements may also include, but not be limited to, statements as to commencement of the Notes offering and certain statements as noted under “Safe Harbor Statement” in the Investor Presentation attached as Exhibit 99.2. You should not rely on forward-looking statements because actual results or events may differ materially from those indicated by these forward-looking statements as a result of a number of important facts as listed under “Risk Factors” and in “Special Note Regarding Forward-Looking Statements” contained in our Form 10-K for year ended December 31, 2012, and Form 10-Q for quarter ended March 31, 2013.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

The information contained in the accompanying Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference to such Exhibit 99.1or 99.2 in such filing.

(d)	Exhibits.

99.1	Press release dated July 18, 2013.
99.2	Investor Presentation dated July 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2013

LSB INDUSTRIES, INC.

By:	/s/ Jack E. Golsen
Jack E. Golsen, Chief Executive Officer